UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-417337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

 (571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Beacon Roofing Supply, Inc. (the “Company”) is party to an Investment Agreement, dated as of August 24, 2017 (the “Investment Agreement”), with CD&R Boulder Holdings, L.P. (the “CD&R Stockholder”) and Clayton, Dubilier & Rice Fund IX, L.P. (the “CD&R Fund”) (solely for the purpose of limited provisions therein), pursuant to which the Company issued and sold 400,000 shares of its Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a purchase price of $1,000 per share, to the CD&R Stockholder.  The proceeds from such Preferred Stock purchase were used to finance in part the purchase price for the Company’s acquisition of all of the issued and outstanding shares of capital stock of Allied Building Products Corp., which was completed on January 2, 2018. The CD&R Stockholder and CD&R Fund are entities affiliated with the investment firm Clayton, Dubilier & Rice LLC.

The Investment Agreement includes a standstill provision that restricts the CD&R Fund, the CD&R Stockholder and its affiliated funds (collectively, including the CD&R Fund, “CD&R”) until the later of January 2, 2020 and six months after the date on which CD&R no longer has a designee on the Company’s Board of Directors (the “Company Board”), from acquiring additional equity securities of the Company, subject to an exception that permits the CD&R Stockholder (and its affiliated funds) to purchase shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in the open market to the extent acquired solely from cash dividends received on the Preferred Stock. On November 20, 2018, at the request of CD&R, the Company Board consented to the acquisition by CD&R of additional shares of Common Stock in open market purchases or through the use of forward purchase agreements or similar programs with third party financial institutions, provided that the number of shares of Common Stock so acquired by CD&R (such number of shares of Common Stock so acquired, subject to the 30% limitation in this proviso, the “Permitted Acquisition Shares”), when taken together with all other shares of Common Stock beneficially owned by CD&R (including the shares of Common Stock issuable upon conversion of the Preferred Stock beneficially owned by CD&R), does not exceed 30% of the total number of outstanding shares of Common Stock (including the shares of Common Stock issuable upon conversion of the Preferred Stock beneficially owned by CD&R), determined based on the most recent public filing by the Company prior to the date of the relevant acquisition of shares of Common Stock by CD&R.

In addition, on November 20, 2018, the Company entered into a letter agreement with the CD&R Fund and CD&R Stockholder that (i) evidences the Company Board’s prior written approval of CD&R’s acquisition of the Permitted Acquisition Shares and (ii) amends and restates Section 4.9(b) of the Investment Agreement to provide that all shares of Preferred Stock and Common Stock beneficially owned by CD&R (including the Permitted Acquisition Shares) are subject to the transfer restrictions under Section 4.9(b) of the Investment Agreement, which restrict the transfer, sale or other disposition of any such shares at any time to certain prohibited transferees, including persons who beneficially own five percent (5%) or more of any class or series (or the voting power of any class or series) of equity securities of the Company, certain specified competitors of the Company and certain potential activist investors, subject to certain specified exceptions.  Other than as expressly modified pursuant to the Letter Agreement, the Investment Agreement remains in full force and effect. The Investment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 24, 2017.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
Exhibit #	Description
10.1

Letter Agreement, dated as of November 20, 2018, by and among Beacon Roofing Supply, Inc., CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P. (solely for the purposes described therein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: November 21, 2018	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer